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                                                                   $150,000.00

                                  SCOOP, INC.

                       PROMISSORY NOTE DUE APRIL 30, 1997
                                   ("Note")

SCOOP, INC., a California corporation (the "Company"), for value received, promises to pay, subject to the terms and conditions set forth herein and in that certain Subscription Agreement (the "Agreement") dated February 18, 1997, to City National Bank C/F Gabriel Kaplan, Trustee, Rotunda Productions, Inc. MPPP ("Payee") or its registered assigns, the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00) on April 30, 1997 and to pay interest thereon in the amount described below. Unless otherwise designated by the Company, this Note will be payable both as to principal and interest by Company check mailed to the holder of record at the address provided to the Company for such purpose.

1. INTEREST. This Note accrues simple interest from the date of issuance at the rate of 9.75% per annum payable together with the entire outstanding principal amount on April 30, 1997. Interest will be computed on the basis of a 365-day year and the actual number of days elapsed from the date this
Note is issued to the date of payment.

2. ADDITIONAL PRINCIPAL BY ENDORSEMENT. The parties hereto acknowledge that the Company has a continuing need for capital. Payee and the Company may increase the principal amount of this Note to up to $350,000 and extend the time for repayment of this Note by completing and executing the endorsement at the bottom of this Note.

3. PREPAYMENT. The Company shall have the right to prepay the principal amount outstanding in whole or in part without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date.

4. EVENT OF DEFAULT. An "Event of Default" is: a default for 10 days in payment of interest or principal on the Note or certain Events of Bankruptcy or Insolvency (as defined below) with respect to the Company. If any Event of Default occurs and is continuing, the holder of this Note may declare the Note to be due and payable immediately; except that in the case of an Event of Default arising from certain Events of Bankruptcy or Insolvency this Note shall become due and payable without further action or notice. An "Event of Bankruptcy or Insolvency" occurs when, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors, a court of competent jurisdiction enters a judgment, order or decree for relief against the Company in an involuntary case, appoints a custodian of the Company or for all or substantially all of its property, or orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; or the Company is generally unable to pay its debts as they come due or takes one of the following actions:

       a.  commences a voluntary case;

       b. consents to the entry of an order for relief against it in an involuntary case;

       c. consents to the appointment of a custodian of it or for all or substantially all of its property;

       d.  makes a general assignment for the benefit of its creditors.

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5.     WAIVERS AND AMENDMENTS.  The Company hereby waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of this debt and any other notice respecting this Note. No director, officer, employee or shareholder of the Company, as such, will have any liability for any obligations of the Company under this Note. By accepting this Note, Payee waives and releases all such liability. These waivers and releases are part of the consideration for the Note. Any amendment or modification to this Note must be in a writing executed by the Company and Payee.

6. SEPARABILITY. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7. CALIFORNIA LAW; JURISDICTION AND ATTORNEYS FEES. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law; and such parties further agree that in the event of a default or other dispute arising hereunder, this Note shall be enforceable in any court of competent jurisdiction in the County of Orange, State of California, and the parties do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed. The prevailing party in any such dispute shall be entitled to its reasonable attorneys fees and costs.

8. ENTIRE AGREEMENT. This Note and the Agreement, together with its exhibits, constitute the entire agreement between the parties hereto and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations and understandings of the parties or their agents, oral or written, express or implied, are hereby superseded and merged herein.

IN WITNESS WHEREOF, SCOOP, INC. has caused this Note to be signed in its name by its President and to be attested by its Secretary by his signature.

Dated: February 19, 1997


                                     SCOOP, INC.



                                     /s/KARL-MAGNUS S. KARLSSON
                                     --------------------------
                                     By: Karl-Magnus S. Karlsson
                                         President and Chief Executive Officer
Attest:



/s/ DANIEL L. PELEKOUDAS
------------------------
Daniel L. Pelekoudas,
Secretary


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                                  ENDORSEMENT

  Payee and the Company hereby mutually agree that the principal amount of this Note shall be increased to ___________________ Dollars ($___________.00)
and the date for payment of all principal and interest thereon shall be ___________________ ____, 199___. Except as modified by this endorsement, all other terms of the Note shall remain the same. This endorsement is not valid unless signed by both parties indicated below.

Dated: ____________ ___, 1997


                                     SCOOP, INC.




                                     -----------------------------------------
                                     By: Karl-Magnus S. Karlsson
                                         President and Chief Executive Officer
Attest:




---------------------------------
Daniel L. Pelekoudas,
Secretary





                                     ----------------------------------------
                                     PAYEE



Dated: ____________ ___, 1997



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